UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
DREAM FINDERS HOMES, INC.
(Exact name of registrant as specified in its charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DREAM FINDERS HOMES

MAY 22, 2023

From our Chairman & CEO
Dear Fellow Shareholders,
2022 concluded our 14th year of business and our second as a public company. Our record results for the year included top line revenue growth of 74% to $3.3 billion, supported by closings of 6,878 homes, representing a 41% increase in deliveries over the prior year. Our return on participating equity for the year was 49.1%, a metric we are particularly proud of as it demonstrates the efficacy of our asset-light model and remains in line with our record levels. Our 2022 full year concluded with pretax income of $356 million, net income of $262 million and basic earnings per share of $2.67, all annual records. Our results are a testament to our team’s dedication, persistence and execution.
The housing market was considerably challenged in the second half of 2022, impacted by the rapid rise in mortgage interest rates, persistent inflation and economic uncertainty. Our Company quickly adapted to the changing market conditions during this period. Our disciplined land-light strategy and diligent underwriting allowed us to strengthen our balance sheet as we accumulated record operating cash of $365 million and had total available liquidity of $487 million at year-end 2022. We remain opportunistic as we continuously assess opportunities to generate long-term value for the Company and our shareholders.
My full thoughts on 2022 and the year ahead will be included in my forthcoming annual letter, which will be accessible on the Company’s Investor Relations website.

About Dream Finders Homes, Inc.
Dream Finders Homes is one of the nation’s fastest growing homebuilding companies, with industry leading returns on shareholders’ equity. Dream Finders Homes is headquartered in Jacksonville, Florida and builds homes in Florida, Texas, North Carolina, South Carolina, Georgia, Colorado, and the Washington, D.C. metropolitan area (“DC Metro”), which includes Northern Virginia and Maryland. Dream Finders Homes achieves its industry leading growth and returns by maintaining an asset light homebuilding model. As of December 31, 2022 we operated in 8 states, as depicted below.

Denver
DC Metro
Triad
Raleigh
Charlotte
Fayetteville
Wilmington
Myrtle Beach
Bluffton/Hilton Head
Dallas/Ft. Worth
Savannah
Jacksonville
Austin
Houston
Orlando
San Antonio

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14701 Philips Highway, Suite 300
Jacksonville, Florida 32256

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
to be held on:
May 22, 2023
10:00 a.m., Eastern Time

Dear Stockholder:
You are cordially invited to attend our 2023 Annual Meeting of Stockholders, which will be held at 10:00 a.m., Eastern Time, on May 22, 2023 (the “Annual Meeting”), at our headquarters located at 14701 Philips Highway, Jacksonville, Florida 32256 in Suite 300.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.    To elect the nominees named in the accompanying proxy statement to our Board of Directors;
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.    To approve, in a non-binding vote, an advisory resolution approving executive compensation for fiscal year 2022; and
4.    To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.
Only stockholders of record as of the close of business on March 27, 2023 are entitled to notice and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our headquarters during the 10-day period prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at investors@dreamfindershomes.com.
Each share of our Class A common stock entitles the holder thereof to cast one vote on each matter brought before the Annual Meeting and each share of our Class B common stock entitles the holder thereof to cast three votes on each matter brought before the Annual Meeting. Your vote as a stockholder of Dream Finders Homes, Inc. is very important. If you are a registered stockholder and have questions regarding your stock ownership, you may contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by email at shareholder@broadridge.com, through its website at www.broadridge.com or by phone at 1-844-998-0339 (within the U.S. and Canada) or 1-303-562-9304 (outside the U.S. and Canada).
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Our Board of Directors has approved the proposals described in the accompanying proxy statement and recommends that you vote:
FOR the election of all nominees for director in Proposal 1;
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 in Proposal 2; and
FOR the approval of the executive compensation for fiscal year 2022 in Proposal 3.

BY ORDER OF THE BOARD OF DIRECTORS

        Robert E. Riva

Vice President, General Counsel and Corporate Secretary

Jacksonville, Florida
April 11, 2023

YOUR VOTE IS IMPORTANT
Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the accompanying proxy statement and your proxy card. It is important that your shares of our common stock be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone or by completing the proxy card. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. Please do not return the proxy card if you are voting through the Internet or by telephone.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on May 22, 2023:
The accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available for review online at www.proxyvote.com or https://investors.dreamfindershomes.com.

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DREAM FINDERS HOMES, INC.
2023 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Dream Finders Homes, Inc. ( “Dream Finders,” the “Company” or “we”) for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 14701 Philips Highway, Jacksonville, Florida 32256, in Suite 300 on May 22, 2023, at 10:00 a.m., Eastern Time, and any adjournment thereof.
On or about April 11, 2023, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2022 (our “2022 Annual Report”), and how to vote online, via the Internet. The Notice of Internet Availability will also contain instructions on how you can receive a paper copy of the proxy materials. Our 2022 Annual Report, Notice of Internet Availability and the proxy card are first being made available online on or about April 11, 2023.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will act upon the proposals described in this Proxy Statement.
What proposals are scheduled to be voted on at the Annual Meeting?
Our stockholders will be asked to vote on the following proposals:

Proposal 1:
To elect Patrick O. Zalupski, Megha H. Parekh, W. Radford Lovett II, Justin W. Udelhofen, Leonard M. Sturm and William W. Weatherford to the Board until our next annual meeting of stockholders, until such director’s successor is elected or appointed and qualified or until such director’s earlier death, resignation or removal;

Proposal 2:	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
Proposal 3:	To approve, in a non-binding vote, an advisory resolution approving executive compensation for fiscal year 2022; and
To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.
We are not aware of any other business to be brought before the Annual Meeting. If any additional business is properly brought before the Annual Meeting, proxies will be voted on those matters in accordance with the judgment of the person or persons acting under the proxies.

What is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board recommends that you vote:
•FOR the election of each of the nominees for director named in Proposal 1;
•FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 in Proposal 2; and
•FOR the approval of executive compensation for fiscal year 2022.
Voting of Proxies
When you vote by proxy, you authorize our officers listed on the proxy card to vote your shares of our common stock on your behalf as you direct. In the absence of such direction, your shares will be voted:
•FOR the election of each of the nominees for director named in Proposal 1;
•FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 in Proposal 2; and
•FOR the approval of executive compensation for fiscal year 2022 in Proposal 3.
Voting and Ownership of Shares
At the close of business on the record date, March 27, 2023, the Company had 32,775,526 shares of Class A common stock outstanding and entitled to vote and 60,226,153 shares of Class B common stock outstanding and entitled to vote. Each share of our Class A common stock is entitled to one vote, and each share of our Class B common stock is entitled to three votes, on each matter brought before the Annual Meeting. The Class A common stock and Class B common stock vote together as a single class on all matters. The following votes are required to approve each of the proposals at the Annual Meeting.
•Election of Directors. Proposal 1 regarding the election of directors requires the approval of a plurality of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting that are voted on Proposal 1. This means that the six nominees receiving the highest number of affirmative FOR votes will be elected as directors.
•Ratification of the Appointment of Independent Registered Public Accounting Firm. Proposal 2 regarding the ratification of the appointment of PwC as the Company’s independent registered public accounting firm requires the approval of a majority of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting.
•Non-binding Advisory Vote on Executive Compensation for Fiscal Year 2022. Proposal 3 regarding the non-binding advisory resolution approving executive compensation for fiscal year 2022 requires the approval of a majority of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting. Although this advisory vote is non-binding, our Board and Compensation Committee will review the voting results and take them into account when considering future executive compensation arrangements.

Who can vote at the Annual Meeting?
Stockholders as of the close of business on the record date for the Annual Meeting (March 27, 2023) are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 32,775,526 shares of our Class A common stock outstanding and entitled to vote and 60,226,153 shares of our Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the record date for the Annual Meeting (March 27, 2023), your shares of our common stock were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares.
As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or, if you request paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If, at the close of business on the record date for the Annual Meeting (March 27, 2023), your shares of our common stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares of our common stock held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares of our common stock held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares of our common stock. However, the organization that holds your shares of our common stock is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you request and obtain a valid proxy from the organization that is the record stockholder of your shares of our common stock giving you the right to vote the shares of our common stock at the Annual Meeting.
How do I vote?
If you are a stockholder of record at the close of business on the record date for the Annual Meeting (March 27, 2023), you may:
•vote in person—we will provide a ballot to any such stockholders who attend the Annual Meeting and wish to vote in person;
•vote by mail—if you request a paper proxy card, simply complete, sign and date the proxy card, then follow the instructions on the proxy card; or
•vote via the Internet or via telephone—follow the instructions on the Notice of Internet Availability or proxy card and have the Notice of Internet Availability or proxy card available when you access the website or place your telephone call.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2023. Submitting your proxy, whether via the Internet, by telephone or by mail, if you requested a paper proxy card, will not affect your right to vote at the Annual Meeting if you were a stockholder of record as of the close of business on the record date for the Annual Meeting (March 27, 2023), should you decide to attend the Annual Meeting and vote your shares of our common stock at the Annual Meeting. If you are not a stockholder of record as of the close of business on the record date for the Annual Meeting (March 27, 2023), you may still attend the Annual Meeting if you have already voted by proxy.

If you are not a stockholder of record as of the close of business on the record date for the Annual Meeting (March 27, 2023), please refer to the voting instructions provided by your nominee to direct it how to vote your shares of our common stock.
Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
How do I revoke my proxy?
A stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Corporate Secretary of the Company, by delivering a later-dated proxy or by voting during the Annual Meeting.
What is the quorum requirement for the Annual Meeting?
A majority in voting power of the outstanding shares of our Class A and B common stock (as a single class) as of the record date must be present in person, by remote communication or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum.
How are votes counted?
An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate stockholder votes submitted by proxy instructions submitted by beneficial owners over the Internet, by telephone or by proxy cards mailed to Broadridge. Broadridge will also tabulate stockholder votes submitted by proxies submitted by stockholders of record. Also, as the inspector of elections for the Annual Meeting, Broadridge will tabulate votes cast at the 2023 Annual Meeting.
How are abstentions and broker non-votes treated?
Abstentions (shares of our common stock present at the Annual Meeting that voted “abstain”) are counted for purposes of determining whether a quorum is present at the Annual Meeting and have no effect on the election of directors (Proposal 1). Abstentions will be counted toward the tabulation of the shares of our common stock entitled to vote at the Annual Meeting and will have the same effect as a negative vote on the ratification of the appointment of auditors (Proposal 2) and the advisory vote on 2022 executive compensation (Proposal 3).
Broker non-votes occur when shares of our common stock held by a broker, bank or other nominee for a beneficial owner are not voted either because (i) the broker, bank or other nominee did not receive voting instructions from the beneficial owner or (ii) the broker, bank or other nominee lacked discretionary authority to vote such shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other nominee, the broker, bank or other nominee that holds your shares of our common stock will not be authorized to vote on the election of directors (Proposal 1) or on the advisory vote on 2022 executive compensation (Proposal 3). Ratification of the appointment of auditors (Proposal 2) is considered to be a routine matter and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares of our common stock in your account for Proposal 2, such broker, bank or other nominee will be permitted to exercise its discretionary authority to vote on the ratification of the appointment of auditors. Accordingly, we encourage you to provide voting instructions to your broker, bank or other nominee, regardless of whether you plan to attend the Annual Meeting.

What if I return a proxy card, but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of our common stock should be voted on a particular proposal at the Annual Meeting, your shares of our common stock will be voted in accordance with the recommendations of the Board of Directors stated above.
If you do not vote and you hold your shares of our common stock in street name, and your broker, bank or other nominee does not have discretionary power to vote your shares of our common stock, your shares may constitute “broker non-votes” (as described above). Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders of record as of the record date for the Annual Meeting (March 27, 2023). Accordingly, on or about April 11, 2023, the Company will mail a Notice of Internet Availability to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability and www.proxyvote.com. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, then you will not receive paper copies of the proxy materials unless you request them. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce cost to the Company associated with the physical printing and mailing of proxy materials.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to use the Internet to:
•View the Company’s proxy materials for the Annual Meeting; and
•Instruct the Company to send future proxy materials to you by email.
The Company’s proxy materials are also available at https://www.investors.dreamfindershomes.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.
Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.

PROPOSAL 1-ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides that the number of directors on the Board will be no less than three, as established from time to time by resolution of the Board. The Board currently has set the size of the Board at seven members, and following the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the Board size will be set at six members. Each person listed below has been nominated to be re-elected to hold office as a director for a one-year term ending at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and until his or her successor is duly elected or appointed and qualified or, if earlier, such nominee’s earlier death, resignation or removal. Following a discussion with Mr. Walton    about his desire to reduce his overall time commitment to board service, in general, the Board did not re-nominate William H. Walton III for director. Accordingly, his term as director will expire at the 2023 Annual Meeting. Mr. Walton has been a valuable member of the Company’s Board of Directors and the Company wishes him the best in his future endeavors.
Each nominee listed below currently serves on the Board, has consented to being named as a nominee for election and has indicated an intention to continue to serve on the Board if re-elected. The Board does not anticipate that any nominee will be unable to serve as a director, but, in the event that any such nominee is unable to serve as a director or should otherwise become unavailable, the Board may either elect to reduce the size of the Board or propose an alternate nominee, in which case the proxies will be voted for the alternate nominee unless directed to withhold from voting.
There are no familial relationships among our directors and executive officers.
Director Nominees
The Board of Directors believes that it is necessary for its members to possess qualities, attributes and skills that contribute to a diverse range of views and perspectives among the directors and enhance the overall effectiveness of the Board. As prescribed in its committee charter and described further under “Corporate Governance and Director Independence—Selection and Evaluation of Director Candidates,” our Nominating and Governance Committee (the “Nominating and Governance Committee”) considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to the Board of Directors. The Board is comprised of highly qualified individuals with unique and special skills that assist in effective management of the Company for the benefit of our stockholders.
Each of our directors possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of the Board.
Directors’ Experience and Skills

Directors’ Biographies
Patrick O. Zalupski    President, Chief Executive Officer, Director
Mr. Zalupski, age 42, is our President and Chief Executive Officer and has served as Chairman of the Board of Directors since January 2021. He has served as the Chief Executive Officer of our primary operating subsidiary, Dream Finders Homes LLC, a Florida limited liability company (“DFH LLC”), since forming the company in December 2008, and as the Chief Executive Officer and a member of the board of managers of DFH LLC since its formation in 2014. He is responsible for our overall operations and management and is heavily involved in the origination, underwriting and structuring of all land investment activities. Under Mr. Zalupski’s leadership, we have grown from closing 27 homes in Jacksonville, Florida during our inaugural year in 2009 to establishing operations in markets across the state of Texas and the Southeast, Mid-Atlantic and Mountain Regions of the United States and closing over 22,200 homes since our inception through the end of 2022. Prior to founding DFH LLC, Mr. Zalupski was a Financial Auditor for FedEx Corporation’s Internal Audit Department in Memphis, Tennessee and worked in the real estate sales and construction industry as Managing Partner of Bay Street Condominiums, LLC from 2006 to 2008. He has served on the investment committee of DF Capital Management, LLC, a Florida limited liability company (“DF Capital”), an investment manager focused on investments in land banks and land development joint ventures to deliver finished lots to us and other homebuilders for the construction of new homes, since April 2018 and on the board of directors for our mortgage banking joint venture, Jet Home Loans, LLC, a Florida limited liability company, since December 2017. Mr. Zalupski holds an inactive Florida Real Estate License.
Mr. Zalupski brings extensive leadership, along with industry and operational experience to the Board of Directors. Through his experience, his knowledge of our operations and our markets and his professional relationships within the homebuilding industry, Mr. Zalupski is highly qualified to identify important matters for review and deliberation by the Board of Directors and is instrumental in determining our corporate strategy. In addition, by serving as both the Chairman of the Board and our Chief Executive Officer, Mr. Zalupski serves as an invaluable bridge between our management and the Board of Directors and ensures that both parties act with a common purpose.
Mr. Zalupski’s financial acumen, extensive industry experience and demonstrated leadership capabilities throughout our growth as a Company make him highly qualified to continue to serve as our Chairman of the Board.
W. Radford Lovett II    Director
Mr. Lovett, age 62, has served as a member of the Board of Directors since January 2021. He has also served on the board of managers of DFH LLC from December 2014 to January 2021. Mr. Lovett was the founder, chairman and chief executive officer of two highly successful growth companies: TowerCom, Ltd, an owner and developer of broadcast communication towers that he founded in 1994, and TowerCom Development, LP, a developer of wireless communications infrastructure that he founded in 1997. TowerCom, Ltd and TowerCom Development, LP have each generated over 90% compounded annual rates of return for their investors. In 2007, he founded TowerCom, LLC and has since served as its chairman and chief executive officer. Mr. Lovett also co-founded Lovett Miller & Co. in 1997, a venture capital firm that focuses in technology-enhanced services and healthcare companies. Prior to co-founding Lovett Miller & Co., he served as the president of Southcoast Capital Corporation, a family holding company that invests in private equities, public equities and real estate. Prior to serving as president of Southcoast Capital Corporation, Mr. Lovett worked for the Lincoln Property Company and in the corporate finance department of Merrill Lynch. Mr. Lovett has made venture capital investments in the following companies: RxStrategies, Inc., EverBank Financial Corporation, Healthcare Solutions, Inc. (formerly Cypress Care, Inc.), CareAnywhere, Inc., K&G Men’s Centers, Inc., Sigma International Medical Apparatus, Go Software, Inc., Main Bank Corporation, PowerTel, Inc. and Southcoast Boca Associates.

He currently serves on the board of directors of the following companies: TowerCom, LLC. Mr. Lovett also currently serves on the board of directors for Florida Prepaid College Board. Mr. Lovett previously served on the board of trustees and was co-chairman of the Capital Campaign for the University of North Florida. Mr. Lovett also previously served on the board of directors of EverBank Financial Corporation (formerly a publicly traded company) and was the chairman of the Youth Crisis Center and the Jacksonville Jaguars Honor Rows Program.
Mr. Lovett’s extensive experience serving on boards of directors and 25 years of executive leadership experience and management experience make him qualified to serve on the Board of Directors. Mr. Lovett is the chair of our Compensation Committee and a member of our Nominating and Governance Committee.
Megha H. Parekh    Director
Ms. Parekh, age 37, has served as a member of the Board of Directors since January 2021. In 2013, Ms. Parekh joined the Jacksonville Jaguars, a professional football franchise based in Jacksonville, Florida, as Vice President and General Counsel and, in 2016, was promoted to her current position as Senior Vice President and Chief Legal Officer. Ms. Parekh manages the legal, technology, security, capital improvements and people development teams at the Jacksonville Jaguars. Since joining the Jacksonville Jaguars, Ms. Parekh has also worked on a number of other acquisitions and business ventures for Shad Khan, the Jacksonville Jaguars’ owner, including serving as Chief Legal Officer for Iguana Investments Florida, LLC and Chief Legal Officer for All Elite Wrestling, LLC. Prior to joining the Jacksonville Jaguars, Ms. Parekh worked in the New York office of the international law firm Proskauer Rose LLP, where she practiced corporate law and worked on public and private acquisitions and financings and securities offerings. Ms. Parekh currently serves on the board of directors of the Jacksonville Jaguars Foundation, Inc. and the Florida Sports Foundation, Inc. and on the board of managers of the Black News Channel, an American broadcast television news channel based in Tallahassee, Florida targeting the African American demographic.
Ms. Parekh’s 12 years of experience in acquisitions and business ventures and her legal expertise make her qualified to serve on the Board of Directors. Ms. Parekh is the chair of our Nominating and Governance Committee and a member of our Audit Committee and our Compensation Committee.
Leonard M. Sturm                                      Director
Mr. Sturm, age 68, has served as a member of the Board of Directors since September 30, 2022. Mr. Sturm retired at the end of 2014 as an audit partner in the New York office of KPMG LLP (“KPMG”) after a thirty-seven year career conducting financial statement audits of primarily public companies and audits of internal controls under Section 404 of the Sarbanes-Oxley Act. He was a member of the New York audit leadership team for a number of years through 2012, and subsequently joined KPMG’s department of professional practice, assuming certain national responsibilities for KPMG’s quality review process until his retirement. Mr. Sturm also served as a member of KPMG’s audit committee for three years. During his tenure at KPMG, Mr. Sturm authored the annual “Metropolitan New York Regional Software Industry Outlook”, which provided comprehensive industry analysis and benchmarking data. Mr. Sturm was also a founder and treasurer on the board of directors of LISTnet, was the chairman of the board of directors for the Long Island Software and Technology Incubator, served as the treasurer on the board of directors of Gold Coast Villas Association and served as a member on the board of directors of the Huntington Chamber of Commerce. He also served as president of the New York Chapter of the Association of Government Accountants, was a member on the defense contractor committee of the American Institute of CPA's and co-authored the “Government Contractors Industry Audit and Accounting Guide.”
Mr. Sturm currently serves as a member of the board of directors and chairman of the audit committee of Jolley Holding Aruba, which consists of numerous companies that primarily operate in commercial real estate, car dealership, car rental, retail and wholesale businesses.

In that capacity, Mr. Sturm assists in board oversight of the integrity of the financial statements, the monitoring and management of financial risks, the effectiveness of internal financial controls, compliance with regulatory requirements and the work of the independent auditors and the internal audit function.
Mr. Sturm's extensive leadership experience, his audit experience and his experience as a member of, or advisor to, boards, makes him qualified to serve on the Board of Directors. Mr. Sturm is the Chair of our Audit Committee and a member of the Nominating and Governance Committee. The Board of Directors has determined that Mr. Sturm qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.
Justin W. Udelhofen                                     Director
Mr. Udelhofen, age 43, has served as a member of the Board of Directors since January 2021. He also served on the board of managers of DFH LLC from December 2014 to January 2021. Mr. Udelhofen has been a private investor since July 2020. He previously founded Durant Partners LLC in October 2016, an investment fund that focuses on small-to-mid-capitalization equities, and served as Principal until June 2020. Prior to founding Durant Partners LLC, Mr. Udelhofen worked from 2006 to April 2016 at Water Street Capital, a multi-billion-dollar private investment firm in Jacksonville, Florida. Prior to joining Water Street Capital, Mr. Udelhofen researched businesses at growth-oriented mutual fund, Fred Alger Management. Prior to his services at Fred Alger Management, Mr. Udelhofen worked at Needham & Company, where he provided strategic insights to publicly traded companies, several initial public offerings and secondary offerings. He previously served on the board of managers of Durant Partners LLC.
Mr. Udelhofen’s extensive leadership experience, his investment expertise, his background of providing strategic insights to publicly traded companies and his involvement with initial public offerings and secondary offerings make him qualified to serve on the Board of Directors. Mr. Udelhofen is a member of our Audit Committee, Nominating and Governance Committee and Compensation Committee.
William W. Weatherford                                     Director
Mr. Weatherford, age 43, brings more than two decades of governance, financial and risk management expertise to the Company’s Board. He is currently managing partner of Weatherford Capital, which he co-founded in 2015 to build and invest in businesses that positively impact the world. In 2012, prior to the founding of Weatherford Capital, Mr. Weatherford made history as the 84th Speaker of the Florida House of Representatives becoming the youngest presiding officer of any state legislative chamber in the United States at the time.
Mr. Weatherford served in the Florida Legislature from 2006 until 2014 and used his position as Speaker to advocate for social mobility through free enterprise and education reform and focused his tenure on breaking the cycle of generational poverty. Mr. Weatherford currently serves as chairman of the University of South Florida’s board of trustees. Mr. Weatherford also recently served as co-chairman of the host committee for Super Bowl LV in Tampa, Florida. In addition to chairing the board at the University of South Florida, Mr. Weatherford currently serves on the boards of TECO Energy, Kitson & Partners, PayIt, SOMA Global, The Florida Council of 100, and The National Council for the American Enterprise Institute. Mr. Weatherford also has previous public company board experience from his directorships with Sunshine Bancorp, Inc. from 2015 to 2018 and Mallard Acquisition Corp. from 2020 to 2022.
Mr. Weatherford’s extensive political, investment and management expertise and his previous experience of serving on public boards make him qualified to serve on the Board of Directors.

Required Vote
The proposal regarding the election of directors requires the approval of a plurality of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting that are voted on this proposal. This means that the six nominees receiving the highest number of affirmative FOR votes will be elected as directors of the Company. Broker non-votes will have no effect on the outcome of the vote on this proposal. If you own shares of our common stock through a broker, bank or other nominee, you must instruct your broker, bank or other nominee how to vote in order for such broker, bank or other nominee to vote your shares so that your vote can be counted on this proposal.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE
FOR EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2-RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PwC was the Company’s independent registered public accounting firm for the year ended December 31, 2022. At the Annual Meeting, our stockholders will be asked to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, or until such firm’s earlier resignation or removal. While stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. Even if the appointment of PwC is ratified, our Audit Committee retains the discretion to select and appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company.
We have been advised that a representative of PwC will be present at the Annual Meeting to answer appropriate questions and to have an opportunity to make a statement, if desired.
Fees Paid to PwC
The following table shows the fees paid or accrued by the Company for the audit and other services provided by PwC for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$1,684,350	$1,395,000
Audit-Related Fees – aggregate fees for audit-related services	—	—
Tax Fees(2)	175,730	225,000
All Other Fees – aggregate fees for all other services	—	—
Total	$1,860,080	$1,620,000
(1) Audit Fees include the annual audit of the consolidated financial statements, the audit of the Company’s internal controls for 2022, services related to the review of quarterly financial information for both 2022 and 2021, and the issuance of consents and comfort letters to underwriters in connection with our IPO and filings with the SEC for 2021 and for comfort letter services in 2022.
(2) Tax Fees generally consist of fees for tax compliance and return preparation, and tax planning and advice.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
It is our Audit Committee’s policy to pre-approve all audit, audit-related and permissible non-audit services rendered to us by our independent registered public accounting firm. The fees set forth in the tables above were pre-approved by our Audit Committee.
Report of the Audit Committee
Our Audit Committee meets the definition of an audit committee as set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under a written charter adopted by the Board. Each member of our Audit Committee is independent and financially literate in the judgment of the Board and as required by the Sarbanes-Oxley Act of 2002, as amended, and applicable SEC and New York Stock Exchange (“NYSE”) rules. The Board has also determined that Mr. Sturm qualifies as an “audit committee financial expert,” as defined under SEC regulations.
Management is responsible for our internal controls and the financial reporting process. Our Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

PwC, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for issuing reports thereon.
Our Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2022. Further, our Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, including the Company’s audited consolidated financial statements for the year ended December 31, 2022, the Company’s independent registered public accounting firm’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, related party transactions and other unusual transactions, other information in documents containing audited financial statements and other matters.
Finally, our Audit Committee has received and reviewed the written disclosures and the letter from PwC in accordance with the applicable requirements of the PCAOB regarding PwC’s communications with our Audit Committee concerning independence and has discussed the topic of independence with PwC.
Based on its review and discussion described above, our Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022 be included in the 2022 Annual Report for filing with the SEC.

Leonard M. Sturm (Chair)
Megha H. Parekh
Justin W. Udelhofen
The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Required Vote
Ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting. Abstentions will be counted toward the tabulation of the shares of our common stock entitled to vote at the Annual Meeting on the ratification of the appointment of PwC and will have the same effect as a negative vote.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THIS PROPOSAL.

PROPOSAL 3-NON-BINDING, ADVISORY VOTE ON
EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote on the Company’s 2022 executive compensation as reported in this proxy statement.
We urge stockholders to read the “Compensation Discussion and Analysis” and "Executive Compensation" sections, the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our named executive officers (“NEOs”).
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:
RESOLVED, that the stockholders of Dream Finders Homes, Inc. (the “Company”) approve, on an advisory basis, the 2022 compensation of the Company’s NEOs disclosed in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.
Required Vote
Approval of the non-binding advisory resolution on executive compensation for 2022 requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting. Abstentions will be counted toward the tabulation of the shares of our common stock entitled to vote at the Annual Meeting on the 2022 executive compensation approval and will have the same effect as a negative vote. Because this vote is advisory only, it will not be binding on the Compensation Committee. Although this advisory vote is non-binding, our Compensation Committee will review the voting results and take them into account when considering future executive compensation arrangements. Broker non-votes will have no effect on the outcome of the vote on this proposal. If you own shares of our common stock through a broker, bank or other nominee, you must instruct your broker, bank or other nominee how to vote in order for such broker, bank or other nominee to vote your shares so that your vote can be counted on this proposal.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THIS PROPOSAL.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Corporate Governance Guidelines
The Board has adopted the Dream Finders Homes, Inc.’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which describe the Board’s view on a number of governance topics. The Corporate Governance Guidelines, along with the charters of the Board committees and the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”), provide the framework for the corporate governance of the Company. The significant corporate governance initiatives adopted by the Board are discussed below. Our Corporate Governance Guidelines can be found under the “Investor Relations—Governance” link on our website at www.dreamfindershomes.com.
Composition of the Board
Our Certificate of Incorporation provides that the number of directors on the Board will be no less than three, as established from time to time by resolution of the Board. The Board currently has set the size of the Board at seven members and following the 2023 Annual Meeting, the Board size will be set at six members. Each director is elected to serve a one-year term and will hold office until his or her successor is duly elected or appointed and qualified or, if earlier, such nominee’s death, resignation or removal. In the event of a vacancy on the Board, such vacancy will be filled solely by the affirmative vote of a majority of our remaining directors then in office, and not by our stockholders. Each of our directors is elected annually.
Our Nominating and Governance Committee is responsible for conducting an annual review of the composition of the Board, including a review of the size and structure of the Board or any committee thereof, performing an annual performance evaluation of the effectiveness of the Board and its committees and identifying any opportunities for improvement with respect to the Board’s performance. The findings of such annual review and evaluation are presented to and discussed with the full Board.
Selection and Evaluation of Director Candidates
Our Nominating and Governance Committee is responsible for identifying and recommending individuals who are qualified to become members of the Board and for filling vacancies that may arise on the Board. To facilitate the search process, our Nominating and Governance Committee may obtain the advice of, or retain the services of, outside legal counsel and such other advisors, including director search firms, as it deems necessary to help identify qualified candidates. Our Nominating and Governance Committee may also consider director candidates recommended by our stockholders. Our Nominating and Governance Committee seeks to identify a diverse slate of potential candidates, consisting of diverse skills, expertise, backgrounds and experiences, among other factors. Our Nominating and Governance Committee is also responsible for developing and recommending to the Board the standards to be applied when evaluating potential candidates’ independence from the Company and potential conflicts of interest, to aide the Board when determining whether a candidate is suitable for election as director.
Our Nominating and Governance Committee annually reviews and evaluates with the Board the appropriate skills and experience required for the Board, as a whole, and its individual members. In such evaluation and resulting recommendation of director candidates, our Nominating and Governance Committee will consider such factors and criteria as it deems appropriate, including such director candidate’s judgment, skill, integrity, diversity and business or other experience.
We believe that diverse skills, expertise, backgrounds and experiences are important components of director qualifications and characteristics. These qualifications and characteristics are discussed further below.

Key Director Qualifications and Experiences
•Experience in corporate management, such as serving as an officer, former officer or other leadership role for a publicly held company or large private company;
•Experience as a board member of another publicly held company or large private company;
•Real estate industry professional and academic expertise, including homebuilding, land development, sales, marketing and operations;
•Experience in accounting, finance, capital markets transactions and/or technology;
•Legal, regulatory and/or risk management expertise; and
•Information technology and cybersecurity exposure or expertise.
Key Director Characteristics
•High personal and professional ethical standards, integrity and values;
•Strong leadership skills and solid business judgment;
•Commitment to representing the long-term interests of our stockholders;
•The time required for preparation, participation and attendance at Board meetings and committee meetings, as applicable; and
•Lack of potential conflicts of interest with other personal and professional pursuits.
We consider director candidates recommended by our stockholders in the same manner as those recommendations made by directors, executive officers, outside advisors or search firms. Pursuant to Article II, Section 2(b) of our Bylaws, any stockholder desiring to recommend a director candidate to our Nominating and Governance Committee for consideration should deliver written notice and the other required information to the Corporate Secretary of the Company. Any such notice should be delivered by the date required by such section of our Bylaws in order to permit our Nominating and Governance Committee to complete its review in a timely fashion.
Director Tenure and Retirement Policy
We have not established term limits for directors serving on the Board because we place a high value on having directors who are knowledgeable about the Company and its operations. Additionally, we have not established a mandatory retirement age for directors serving on the Board. In connection with the director nomination recommendations, however, our Nominating and Governance Committee and the Board will review each director candidate’s position on the Board upon reaching the age of 75 and each year thereafter.
The Board has also enacted a policy whereby each director (including a management director) of the Company must promptly offer to tender his or her resignation to the Board in the event of (i) a significant change in such director’s affiliation or position of principal employment or (ii) a disabling health condition if, in each case, such change adversely affects his or her ability to perform the essential functions and responsibilities as a director. Our Nominating and Governance Committee is responsible for reviewing how such change will impact the director’s qualification to continue to serve on the Board and making a recommendation to the Board on whether to accept or reject such resignation.

Election of Directors
In accordance with our Bylaws, the election of directors requires the approval of a plurality of the shares of our common stock entitled to vote at the Annual Meeting that are present in person, by remote communication or by proxy at the Annual Meeting that are voted on the election of directors. This means that the six nominees receiving the highest number of affirmative FOR votes at the Annual Meeting will be elected as directors. The Board believes that the plurality voting standard continues to be in the best interests of the Company and our stockholders; however, the Board will periodically re-evaluate the merits of a change to such voting standard.
Director Independence
In accordance with the NYSE listing requirements, the Board is composed of a majority of independent directors. The Board has determined that, with the exception of Messrs. Lovett and Zalupski, all members of the Board are independent. In making such determination, the Board affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE listing requirements. The independent directors are Messrs. Udelhofen, Sturm, Walton and Weatherford and Ms. Parekh. Mr. Zalupski is not independent because he serves as our President and Chief Executive Officer. Mr. Lovett is not independent because he is the managing partner of several joint ventures that the Company formed with DFH Investors, LLC (“DFH Investors”) in 2017, which no longer conduct any business as of December 31, 2022.
The independence standards included in the NYSE listing requirements specify the criteria by which the independence of our directors is determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent registered public accounting firm.
In evaluating and determining the independence of our directors, the Board considered that the Company may have certain relationships with its directors. Specifically, the Board considered, among other things, the transactions described under “Certain Relationships and Related Party Transactions”.

CODE OF BUSINESS CONDUCT AND ETHICS
All of our employees, officers and directors, including those responsible for financial reporting, operate under a written Code of Business Conduct and Ethics. All employees are required, upon their initial employment with the Company and annually thereafter, to affirm in writing their receipt and review of the Code of Business Conduct and Ethics and their compliance with its provisions. Additionally, the Corporate Governance Guidelines prohibit directors and executive officers from entering into any form of hedging or other monetization transaction involving shares of our common stock.
The Code of Business Conduct and Ethics was adopted in January 2021 and can be accessed under the “Investor Relations—Governance” link on our website at www.dreamfindershomes.com. We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K and the NYSE rules regarding any amendment to, or waiver from, certain provisions of the Code of Business Conduct and Ethics by posting such information on our website.
Stockholder Engagement
Our executive management team expects to actively engage in communications throughout the year with stockholders of all ownership levels. Generally, these communications involve participating in investor presentations and question and answer sessions, meeting with investors and stockholders one-on-one and in small groups and responding to investor and stockholder letters, emails and telephone calls in accordance with blackout period restrictions.

Management’s discussions with stockholders and the investment community address numerous aspects of our business and matters of importance or concern to our stockholders. Observations, questions or comments from our stockholders are generally shared with the Board so that the Board can then consider these matters as part of its oversight responsibilities.
Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters
In accordance with SEC rules, our Audit Committee oversees the Company’s established procedures for the confidential, anonymous submission of complaints to the Company regarding (i) questionable accounting or auditing matters and internal controls and (ii) compliance with the Code of Business Conduct and Ethics. Our Audit Committee, in consultation with management and the Board, investigates such complaints and, if necessary, enforces the provisions of the Code of Business Conduct and Ethics. Anonymous complaints may be submitted by calling EthicsPoint at 1-844-964-1669 or by visiting http://dreamfindershomes.ethicspoint.com.

BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT
Board Leadership Structure
The Board exercises discretion in combining or separating the roles of Chief Executive Officer and Chairman of the Board as it deems appropriate in light of prevailing circumstances. The Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. The two roles are currently combined, with Mr. Zalupski serving as our Chief Executive Officer and Chairman of the Board. Mr. Zalupski’s financial acumen, extensive industry experience and demonstrated leadership capabilities throughout our growth as a Company make him highly qualified to continue to serve as our Chief Executive Officer and the Chairman of the Board.
Role in Risk Oversight
The Board is responsible for high-level oversight of our risk management process, but our executive management team is responsible for providing day-to-day risk management. The Board oversees management’s implementation of risk mitigation strategies to ensure that such strategies focus on both general risk management and management of the Company’s most significant risks. The Board also contributes to the mitigation of risk via its general oversight responsibilities and the requirement for the Board’s approval of corporate matters and significant transactions. Additionally, each committee of the Board is particularly responsible, as indicated in its respective charter, for risk management in its area of responsibility and such other areas of responsibility as may be delegated to it by the Board from time to time.
The risk management process established and overseen by the Company’s executive management team includes centralized corporate review of the market, real estate, financial, cybersecurity, supply chain and other risks associated with transactions and approval of funds disbursed.
Homebuilding Operations
Land and Lots. Our Land Acquisition Committee, consisting of Patrick O. Zalupski, our Chief Executive Officer and Chairman of the Board; J. Douglas Moran, our Chief Operations Officer; L. Anabel Fernandez, our Chief Financial Officer; Batey McGraw, our National Head of Land; Michelle Murrhee, our Director of Finance; Robert E. Riva, our General Counsel and Corporate Secretary; is responsible for the review, approval and eventual allocation of capital for the acquisition and development of land and lots to support our homebuilding operations. All new market expansion opportunities, however, are first discussed with the Board, which we believe adequately manages our risks related to our land and lot acquisitions.

Homebuilding. Our philosophy is to build homes efficiently, leveraging our industry-leading systems and processes and offering a set number of floor plans in each community with standardized features. Our experienced local management team serves as the general contractor for the homes we build, with centralized corporate oversight for purchasing, accounting, financing, budget variances, scheduling and overall community performance. Formally, on a quarterly basis, the Board is informed of the quarterly home closings by division. At each quarterly meeting, management reviews with Board members the operating results and home closings by division and market, as well as new potential markets and significant operational issues. Between quarterly meetings, the Board also communicates with management in-person or telephonically, on an ad hoc basis, as needed. We believe this involvement provides the Board with the appropriate information to provide sufficient oversight of our operating risks.
Financing and Liquidity
The Board oversees risk related to available capital and liquidity sources by routinely monitoring the Company’s key balance sheet metrics and capital and liquidity allocation framework to ensure that the Company has the necessary financial resources to fund its homebuilding operations, land and lot acquisition strategy, projected growth and any other operating expenses that may arise. Management provides Board members, at a minimum, at each quarterly meeting an overview of the Company’s financial and liquidity position, including projected short- and long-term liquidity needs, availability under the Company’s revolving credit facility and other capital sources. We believe these procedures provide adequate risk oversight of financing and liquidity matters affecting the Company.
Financial Reporting, Internal Control and Regulatory Compliance
Audit Committee Risk Oversight. Our Audit Committee reviews and oversees risk related to financial reporting, internal control over financial reporting and related regulatory compliance matters. Our Audit Committee meets with our independent registered public accounting firm on a quarterly basis to discuss its review of our interim financial information and, after our fiscal year-end, to discuss its audit of our annual consolidated financial statements, and its audit of intermal controls, including our procedures on internal control over financial reporting. Our Audit Committee also periodically meets in executive session (without the presence of management) with our independent registered public accounting firm to discuss any matters related to the audit of our annual consolidated financial statements and our internal control over financial reporting.
Compensation Risk Oversight. Our Compensation Committee reviews and oversees risk related to compensation of the Company’s employees, including NEOs and other key officers. We believe that our short- and long-term compensation structure properly incentivizes desired performance and discourages undesirable risk-taking.
Succession Planning
The Board is responsible for creating a succession plan for the Chief Executive Officer and other NEOs in the event of an emergency, retirement or otherwise. Our Nominating and Governance Committee has been delegated the responsibility of identifying, developing and evaluating potential executive position successors and periodically reports to the Board on such succession planning activities.

BOARD AND COMMITTEE MEETINGS
Board Meetings
The Board and its committees meet throughout the year and also hold special meetings and act by written consent from time to time. The Board of Directors met four times in 2022, including telephonic meetings, and acted three times by unanimous written consent.

The Corporate Governance Guidelines state that Board members are invited and generally expected to attend our annual meeting of stockholders and all of the directors attended the shareholder meeting in 2022 either in person or virtually.
Agendas and topics for Board and committee meetings are developed through discussions among management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance, risk and compliance matters applicable to us.
Controlled Company Status
Mr. Zalupski, our President, Chief Executive Officer and Chairman of the Board, holds more than a majority of the voting power of our common stock eligible to vote in the election of our directors. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance standards, including the requirements that (1) a majority of such company’s board of directors consist of independent directors, (2) such company’s board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) such company’s board of directors have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) such company conduct an annual performance evaluation of the nominating and governance and compensation committees. We have elected to utilize certain of these exemptions. As a result, no committees of the Board, other than our Audit Committee, is composed entirely of independent directors. In addition, we have not conducted an annual performance evaluation of the nominating and governance and compensation committees during 2022. In the event that we cease to be a “controlled company” and shares of our common stock continue to be listed on NYSE, we will be required to comply with these provisions within the applicable transition periods.
Board Committees
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board may also establish special committees as necessary to address specific issues. Each of these committees reports to the Board as it deems appropriate and as the Board may request. The Board has adopted written charters for each of the committees, which are posted under the “Investor Relations—Governance—Documents & Charters” link on the Company’s website at www.dreamfindershomes.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this Proxy Statement.
The Board does not currently have a lead director. The Board is comprised of capable and experienced independent directors and has a strong committee system (as described more fully below). We believe this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight and management.
The table below sets forth the membership of the Board, its standing committees and the number of meetings held during 2022.

Director Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Patrick O. Zalupski**	Chair
William H. Walton III	X
W. Radford Lovett II**	X		Chair	X
Justin W. Udelhofen*	X	X	X	X
Megha H. Parekh	X	X	X	Chair
Leonard M. Sturm*	X	Chair		X
William W. Weatherford	X
Number of 2022 meetings	4	6	3	3
* Financial Expert ** Non-independent Director
Audit Committee
Our Audit Committee consists of Mr. Sturm, who serves as chair of the committee, Ms. Parekh and Mr. Udelhofen. The Board has determined that the members of our Audit Committee are independent for purposes of serving on such committee under the NYSE listing standards and applicable federal law, including Rule 10A-3 promulgated under the Exchange Act. In addition, the Board has determined that each current member of our Audit Committee is financially literate under the NYSE listing standards and that Mr. Sturm qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.
Our Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board and is posted under the “Investor Relations—Governance—Documents & Charters” link on the Company’s website at www.dreamfindershomes.com. The duties and responsibilities of our Audit Committee are set forth in its charter. Our Audit Committee is responsible for, among other matters:
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and earnings press releases;
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•delineating relationships between our independent registered public accounting firm and us and requesting information from our independent registered public accounting firm and management to determine the presence or absence of a conflict of interest;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and our compliance with legal and regulatory requirements;
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;
•reviewing and discussing with management cybersecurity, risk assessment and risk management and monitoring controls related to such exposures; and
•reviewing and approving related-person transactions.

Compensation Committee
Our Compensation Committee consists of Mr. Lovett, who serves as chair of the committee, Ms. Parekh and Mr. Udelhofen. Pursuant to our controlled company status, we have elected to utilize our exemption to the requirement that each of the members of our Compensation Committee be an independent director under the NYSE listing standards.
The Compensation Committee Charter has been posted under the “Investor Relations—Governance—Documents & Charters” link on the Company’s website at www.dreamfindershomes.com. The Compensation Committee Charter provides that our Compensation Committee is responsible for, among other matters:
•establishing the Company’s compensation programs and the compensation of the Company’s executive officers;
•monitoring incentive and equity-based compensation plans;
•reviewing and approving director compensation;
•reviewing and monitoring executive expense policies; and
•monitoring director and executive officer compliance with the stock ownership guidelines.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Ms. Parekh, who serves as chair of the committee, and Messrs. Lovett, Udelhofen and Sturm. Pursuant to our controlled company status, we have elected to utilize our exemption to the requirement that each of the members of our Nominating and Governance Committee be an independent director under the NYSE listing standards.
The Nominating and Governance Committee Charter has been posted under the “Investor Relations—Governance—Documents & Charters” link on the Company’s website at www.dreamfindershomes.com. The Nominating and Governance Committee’s primary purpose, as described in its charter, is to provide assistance to the Board in fulfilling its responsibility to our stockholders by:
•overseeing the evaluation of the Board and its committees;
•identifying and recommending to the Board individuals qualified, consistent with criteria approved by the Board, for directorships to be filled by the Board or by our stockholders;
•overseeing the size, composition and structure of the Board in order to discharge the Board’s duties and responsibilities properly and efficiently;
•developing and recommending to the Board a set of corporate governance guidelines and principles; and
•reviewing the disclosure regarding corporate governance and the operation of the committee included in our proxy statements and other filings required by the SEC, as applicable.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our Compensation Committee is responsible for evaluating and approving compensation for our non-employee directors. For 2022, our Compensation Committee approved the following compensation for our non-employee directors:
•    an annual cash retainer of $50,000; and
•    an annual restricted stock award granted under our 2021 Equity Incentive Plan with an aggregate fair market value of approximately $50,000 on the date of grant.
We also reimburse our directors for reasonable out-of-pocket expenses such as those incurred for travel in connection with attendance in-person at Board or committee meetings.
Director Compensation
The following table provides information regarding compensation earned by our directors (other than William W. Weatherford, who joined us in 2023) for services rendered during the year ended December 31, 2022. Mr. Zalupski, our President, Chief Executive Officer and Chairman of the Board, received no additional compensation for serving on the Board, and his 2022 compensation is disclosed under “Executive Compensation.”

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
William H. Walton III	50,000	50,000	100,000
W. Radford Lovett II	50,000	50,000	100,000
Justin W. Udelhofen	50,000	50,000	100,000
Megha H. Parekh	50,000	50,000	100,000
Leonard M. Sturm(3)	—	20,000	20,000
(1)    Represents annual retainers which directors received in cash.
(2)    Based on grant date fair value of restricted stock awards granted during 2022 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2022.
(3)    Mr. Sturm was appointed to the Board on September 30, 2022 and was awarded a partial year equity grant for his 2022 director compensation.

STOCK OWNERSHIP POLICY FOR NON-EMPLOYEE DIRECTORS
In order to evidence the financial alignment of the Company’s directors with the interest of the Company’s stockholders, the Board has established a stock ownership policy for non-employee directors. Under these guidelines, each director is required to own shares of our common stock that have a fair market value (determined as of each annual meeting of the Company’s stockholders) equal to five times the annual cash retainer paid to the applicable independent director, and each director shall have five years from his or her initial appointment or election to the Board within which to satisfy the foregoing stock ownership policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers serves, or in the past has served, as a member of the board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company. Information regarding certain related party transactions involving Mr. Lovett, our director and member of the Compensation Committee, is contained in our Certain Relationships and Related Party Transactions section below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Transactions with Related Persons
The Board has adopted the Dream Finders Homes, Inc. Related Party Transaction Policy (the “Related Party Transaction Policy”) in writing, which provides that our executive officers, directors, holders of more than 5% of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. In addition, any member of our Audit Committee who is a related person with respect to a transaction under review is not permitted to participate in the deliberations or vote on approval or ratification of such transaction. Any request for us to enter into a transaction with an executive officer, director or holder of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Notwithstanding the foregoing, as further discussed below, the Related Party Transaction Policy provides that we may enter into land acquisition and/or financing transactions with DF Capital, any funds managed by DF Capital and any other joint venture that meets the preapproved transaction criteria established from time to time by our Audit Committee and that such transaction shall be deemed to have been approved by our Audit Committee. If any proposed transaction involving the Company, on the one hand, and DF Capital or any funds managed by DF Capital, on the other hand, does not meet the preapproved transaction criteria established by our Audit Committee, then our Audit Committee would be required to review such transaction as required by the Related Party Transaction Policy.
DF Capital Management, LLC
The Company has a 49% ownership interest in DF Capital Management, LLC (“DF Capital”), an investment manager focused on investments in land banks and land development joint ventures to deliver finished lots to the Company and other homebuilders for the construction of new homes. Certain of the Company’s directors, officers and employees have invested in certain of the funds managed by DF Capital. Management and the Board believe that the Company’s relationship with DF Capital allows the Company to act quickly as lot acquisition opportunities are presented and, therefore, put in place a mechanism to preapprove certain related-party transactions involving DF Capital, any of the funds that it manages or any DF Capital affiliated entity (collectively, the “DF Capital Entities”).

At least quarterly, the Company prepares a list of current transactions involving the Company, on the one hand, and any DF Capital Entity, on the other hand. The list sets forth all investments and commitments in any DF Capital Entity made by any of the Company’s directors, officers and employees.
If a new related-party transaction involving any DF Capital Entity meets certain criteria established by the Audit Committee (“DF Capital Transaction Criteria”), it is deemed to have been approved. If any related-party transaction involving any DF Capital Entity does not meet the pre-established criteria, such related-party transaction will require approval under our Related Party Transaction Policy. Our Audit Committee periodically reviews the DF Capital Transaction Criteria to confirm that such criteria are consistent with comparable land bank financing transactions with or involving unaffiliated third parties.
Related Party Transactions
DF Residential I, LP, DF Residential II, LP and DF Capital
DF Residential I, LP (“Fund I”) is a real estate investment vehicle, organized to acquire and develop finished lots. Dream Finders Homes LLC, has entered into six joint ventures and ten land bank projects with Fund I since its formation in January 2017. DF Capital is the investment manager of Fund I. The Company owns a 49% membership interest in DF Capital. DF Capital is controlled by unaffiliated parties. Certain directors and executive officers have made investments in Fund I as limited partners. In addition, certain members of management have made investments in Fund I. Fund I raised total capital commitments of $36.7 million and was fully committed in 2019.
The general partner of Fund I is DF Management GP, LLC (“DF Management”), for which Christopher Butler, a non-affiliated third party, is the managing member. DFH LLC is one of four members of DF Management with a 25.8% membership interest and an 85% carried interest. See “Item 1. Business - DF Capital Management, LLC” and Note 11, Related Parties to the consolidated financial statements reported in the Annual Report on Form 10-K for the year ended December 31, 2022 for detailed discussion on these related party joint ventures. Mr. Lovett, one of our directors, has invested $0.5 million in DF Management and holds a 32.26% membership interest and a 5% carried interest therein.
Indirectly, through his investment in DF Management, Mr. Lovett has a 1.36% limited partnership interest in Fund I. Through its investment in DF Management, DFH LLC has invested $0.4 million in Fund I and holds a 1.09% limited partnership interest therein.
DF Residential II, LP (“Fund II”) initiated its first close on March 11, 2021. DF Management GP II, LLC, a Florida limited liability company, serves as the general partner of Fund II (the “General Partner”). Fund II raised total capital commitments of $322.1 million and was fully committed as of January 2022. DF Capital is the investment manager of Fund II.
The Company indirectly owns 72.0% of the membership interests in the General Partner and receives 72.0% of the economic interests. The General Partner is controlled by unaffiliated parties. The Company’s investment commitment in Fund II is $3.0 million or 0.9% of the total committed capital of Fund II.
DF Capital raised additional commitments from limited partners through deals other than Fund I and Fund II, which provided land bank financing for specific projects. Since Fund I became fully committed in early 2019, DF Capital agreed to provide land bank financing for a total of ten other projects. Mr. Moran, our Senior Vice President and Chief Operations Officer, has invested $0.2 million in one of these funds managed by DF Capital and holds a 16.29% limited partnership interest therein. The Company continues to purchase lots controlled in these land banks.

As of March 27, 2023, certain directors, executive officers and members of management have made investment commitments as limited partners in Fund II in an aggregate amount of $133.9 million or 41.6% of the total committed capital of Fund II, inclusive of a $100.0 million commitment from Rockpoint Group, LLC, which is listed below.

Name	Commitment Amount ($)
Rockpoint Group, LLC (1)	100,000,000
Patrick O. Zalupski	25,000,000
W. Radford Lovett II	5,000,000
J. Douglas Moran	500,000
L. Anabel Fernandez	175,000
(1)    Mr. Walton is the founding principal of Rockpoint Group, LLC

CONTACTING THE BOARD
Any stockholder or any other interested party who wishes to communicate directly with (i) the Board or (ii) the non-management directors as a group may do so by sending correspondence to the following address: Dream Finders Homes, Inc., 14701 Philips Highway, Suite 300, Jacksonville, Florida 32256, Attn: Corporate Secretary. The Company will forward any such communication to the intended recipients, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 2, 2023, by (i) each of our director nominees, directors and NEOs, individually and as a group, and (ii) each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Shares Beneficially Owned(1)
	Class A		Class B		Combined
	Common Stock		Common Stock		Voting Power(2)
5% Stockholders:	Number	%	Number	%	Number	%
Patrick O. Zalupski(3)(4)	348,790	1.1%	60,226,153	100.0%	181,027,249	84.8%
W. Radford Lovett II(7)(8)	5,069,421	15.4%	—	—%	5,069,421	2.4%
William H. Walton III(9)(10)	2,336,479	7.1%	—	—%	2,336,479	1.1%
Kayne Anderson(15)	5,760,702	17.5%	—	—%	5,760,702	2.7%
The Vanguard Group(16)	1,839,414	5.6%	—	—%	1,839,414	*%
Directors and NEOs:
Patrick O. Zalupski(3)(4)	348,790	1.1%	60,226,153	100.0%	181,027,249	84.8%
J. Douglas Moran(5)	922,997	2.8%	—	—%	922,997	*%
L. Anabel Fernandez(6)	39,173	*%	—	—%	39,173	*%
W. Radford Lovett II(7)(8)	5,069,421	15.4%	—	—%	5,069,421	2.4%
William H. Walton III(9)(10)	2,336,479	7.1%	—	—%	2,336,479	1.1%
Justin W. Udelhofen(11)	83,666	*%	—	—%	83,666	*%
Megha H. Parekh(12)	5,538	*%	—	—%	5,538	*%
Leonard M. Sturm(13)	5,629	*%	—	—%	5,629	*%
William W. Weatherford(14)	—	—%	—	—%	—	—%
Directors and NEOs as a group (9 persons)	8,811,693	26.9%	60,226,153	100%	189,490,152	88.8%
* Less than 1%

(1)    Subject to the terms of our Certificate of Incorporation and our Bylaws, our Class B common stock is convertible at any time by the holder into shares of our Class A common stock on a share-for-share basis. The table above does not reflect shares of our Class A common stock issuable upon conversion of our Class B common stock. As of April 2, 2023, there were 32,904,290 shares of our Class A common stock and 60,226,153 shares of our Class B common stock outstanding.
(2)    Each holder of our Class A common stock shall be entitled to one vote per share of our Class A common stock, and each holder of our Class B common stock shall be entitled to three votes per share of our Class B common stock. Holders of our Class A common stock and our Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law, our Certificate of Incorporation or our Bylaws. Represents percentage of voting power of our Class A common stock and our Class B common stock, voting together as a single class, reflecting (i) all shares of our Class A common stock held by such holder and (ii) all shares of our Class B common stock held by such holder. The table above does not reflect voting power of shares of our Class A common stock issuable upon conversion of our Class B common stock.
(3)    Includes 596,158 shares of our Class B common stock held by POZ Holdings, Inc., an entity Mr. Zalupski controls. The address for POZ Holdings, Inc. is 14701 Philips Highway, Suite 300, Jacksonville, FL 32256. Also includes 809,409 Class B common stock held in trust for the benefit of Mr. Zalupski’s children. Also includes 17,500,000 shares of our Class B common stock pledged as security for a margin loan which is permissible under Company policy. See “Anti-Hedging and Insider Trading Policy”.
(4)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 153,846 shares of our Class A common stock vesting on January 21, 2024, (ii) 70,787 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 368,603 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.
(5)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 24,039 shares of our Class A common stock vesting on January 21, 2024, (ii) 70,787 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 368,603 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026. Includes 449,764 shares owned indirectly by the John Douglas Moran, Jr. Revocable Trust dated November 30, 2021 and 389,764 shares owned indirectly by Nicole L. Moran Revocable Trust dated November 30, 2021.
(6)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 3,205 shares of our Class A common stock vesting on January 21, 2024, (ii) 7,811 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025, (iii) 23,433 shares of our Class A common stock vesting in equal installments on April 1, 2024, April 1, 2025, April 1, 2026 and April 1, 2027, (iii) 34,403 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026 and (iv) 49,148 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025, March 8, 2026, March 8, 2027 and March 8, 2028.
(7)    Consists of 5,065,883 shares of our Class A common stock owned directly by the W. Radford Lovett II GST Exempt Trust u/a dated 12/28/2004, of which Mr. Lovett is the sole trustee.
(8)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 1,282 shares of our Class A common stock vesting on January 21, 2024, (ii) 1,948 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 7,373 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.

(9)    Consists of (i) 1,025,380 shares of our Class A common stock owned directly by William H. Walton, III Living Trust, u/a dated 6/6/2014, of which Mr. Walton is the sole trustee, and (ii) 1,308,843 shares of our Class A common owned directly by The Theodora D. and William H. Walton, III Irrevocable Trust, of which Mr. Walton’s brother is one of three trustees.
(10) Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 1,282 shares of our Class A common stock vesting on January 21, 2024, (ii) 1,948 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 7,373 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.
(11)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 3,846 shares of our Class A common stock vesting on January 21, 2024, (ii) 1,948 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 7,373 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.
(12)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 1,282 shares of our Class A common stock vesting on January 21, 2024, (ii) 1,948 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 7,373 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.
(13)    Excludes the following shares subject to time vesting and subject to continued service with the Company: (i) 1,258 shares of our Class A common stock vesting in equal installments on April 1, 2024 and April 1, 2025 and (iii) 7,373 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.
(14)    Excludes the following shares subject to time vesting and subject to continued service with the Company: 7,373 shares of our Class A common stock vesting in equal installments on March 8, 2024, March 8, 2025 and March 8, 2026.
(15)    Information from Schedule 13G/A filed on February 14, 2023. Kayne Anderson Rudnick Investment Management LLC has shared voting power and shared dispositive power with regard to 3,769,151 shares. Virtus Investment Advisers, Inc. has shared voting power and shared dispositive power with regard to 3,769,151 shares. Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund has shared voting power and shared dispositive power with regard to 3,678,552 shares. The address of Kayne Anderson Rudnick Investment Management LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(16)    Information from Schedule 13G/A filed on February 9, 2023. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities included herein. The Vanguard Group has shared voting power with regard to 34,278 shares and shared dispositive power with regard to 51,447 shares. The Vanguard Group, Inc.'s address is 100 Vanguard Blvd., Malvern, PA 19355.
Additionally, our director Mr. Lovett, his brother Philip Lovett, and The William H. Walton Living Trust U/A Dated 6/6/2014, for which our director Mr. Walton is the sole trustee, each hold interests in certain of our subsidiaries as follows: DFH Amelia, LLC (each hold a 9.28% interest); DFH Clover, LLC (each hold a 3.86% interest); DFH Leyden, LLC (each hold an 8.33% interest); DFH Leyden 2, LLC (each hold a 7.15% interest); and DCE DFH JV, LLC (each hold a 5.80% interest). These subsidiaries are no longer active as of December 31, 2022.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information as of December 31, 2022, with respect to the Company’s compensation plans under which its Common Stock is authorized for issuance:

	(a)	(b)	(c)
Directors, Nominees and Executive Officers	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of Securities remaining available for future issuance (excluding securities reflected in column (a))
Equity Compensation Plans:
Approved by security holders	1,119,115	$—	7,980,885
Not approved by security holders	—	$—	—
Total	1,119,115	$—	7,980,885
(1)    All of the outstanding shares are restricted stock awards, which do not have exercise prices.

ANTI-HEDGING AND INSIDER TRADING POLICY
Our directors, executive officers and employees are required to comply with the Dream Finders Homes, Inc. Insider Trading Policy (our “Insider Trading Policy”) and may not use any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential decrease of any of our securities or enter into any form of hedging or monetization transaction involving any of our securities. Securities are defined in our Insider Trading Policy to include shares of our Class A common stock, Class B common stock, preferred stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock units, debt securities and any other type of securities or equity interests that the Company may issue, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities. Under our Insider Trading Policy, our directors, officers and employees can pledge shares of our common stock as collateral for a loan or hold shares of our common stock in a margin account if the value of Company securities held in one or more margin accounts does not exceed 30% of the total value of all of the Company securities owned by the shareholder at the time such loan or loans (individually or in the aggregate) are originated and the director, officer or employee obtains pre-clearance from the designated compliance officer.

EXECUTIVE OFFICERS
Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning Mr. Zalupski, our President, Chief Executive Officer and Chairman of the Board, may be found above in the section entitled “Proposal 1—Election of Directors.”

Name	Age	Position
Patrick O. Zalupski	42	President, Chief Executive Officer and Chairman of the Board of Directors
J. Douglas Moran	51	Senior Vice President and Chief Operations Officer
L. Anabel Fernandez	41	Senior Vice President and Chief Financial Officer

J. Douglas Moran—Senior Vice President and Chief Operations Officer. Doug Moran has served as our Senior Vice President and Chief Operations Officer since our formation in September 2020, and has served as the Chief Operations Officer of DFH LLC since January 2017. He joined Dream Finders as the Division President in Northeast Florida in August 2015 while also overseeing the management and growth of our business in other markets. Mr. Moran is responsible for sales, marketing, land acquisition and development, home construction, operations and purchasing. Under his direction, we have grown from closing 500 homes per year to over 6,800 homes per year, expanding into multiple new markets across the United States. Mr. Moran has over 20 years of broad industry experience in all aspects of operating a real estate company, including as an executive with publicly traded homebuilders, and has overseen the construction of over 22,200 homes throughout his career. He previously worked at Richmond American Homes (“RAH”), a subsidiary of M.D.C. Holdings, Inc. (NYSE: MDC), from 2012 to 2015, where he served as Regional President for Florida. Prior to joining RAH, Mr. Moran worked at KB Home (NYSE: KBH) from 2007 to 2012, where he served as DC Metro Division President. Prior to joining KB Home, Mr. Moran served his first of two stints at RAH from 1997 to 2007, where he joined as a member of the Mergers & Acquisitions team that acquired two homebuilders in Florida, before ascending the ranks to become RAH’s Southeast Regional Division President. Mr. Moran received a B.S. in Business from the University of Maryland.
L. Anabel Fernandez—Senior Vice President, and Chief Financial Officer. Anabel Fernandez joined us in 2018, serving in the position of Treasurer and Vice President and as a member of the Asset Management Committee and was appointed Interim Chief Financial Officer on October 6, 2021 and promoted to Chief Financial Officer on April 1, 2022. Ms. Fernandez has been responsible for balance sheet management, capital allocation, cash forecasting and overall supervision of our accounting and treasury functions, including overall management of our debt, compliance, and reporting for lenders, investors and shareholders.
Post-IPO, Ms. Fernandez developed the Company’s Investor Relations function. Prior to joining us, Ms. Fernandez served as the Vice President of Finance for the Americas region at Macquarie Group Limited, an Australian multinational independent investment bank and financial services company, from April 2016 to May 2018, overseeing financial and internal tax reporting for over 200 U.S. legal entities in the energy, capital and credit markets space and subsequently managing the financial audit process for Macquarie Group Limited’s aircraft leasing business. Prior to joining Macquarie Group Limited, Ms. Fernandez served as the Corporate Accounting Manager at Fidelity National Financial, a provider of title insurance and settlement services to the real estate and mortgage industries, in the title insurance business from 2014 to April 2016. Ms. Fernandez started her career at Aeroflex Incorporated (NASDAQ: ARX INC), a publicly listed aerospace and defense electronics manufacturer, where she worked from 2002 to 2014. Ms. Fernandez is a Certified Public Accountant. Ms. Fernandez received a B.B.A in Accounting, Financial Economics and Economics from Lincoln Memorial University.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we provide an overview of our executive compensation program and describe the material components of our executive compensation program for our 2022 named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. Our NEOs for 2022 were:
•Patrick O. Zalupski, our President, Chief Executive Officer (“CEO”) and Chairman of the Board;
•J. Douglas Moran, our Senior Vice President and Chief Operations Officer (“COO”)
•L. Anabel Fernandez, our Senior Vice President and Chief Financial Officer (“CFO”)

Executive Summary
Overview
Our long-term success depends on our ability to attract, engage, incentivize and retain highly talented individuals who possess the expertise necessary to create long-term value for our stockholders, expand our business and achieve our strategic goals.
To support these objectives and deliver strong execution, we strive to provide an executive compensation program that attracts and retains talented and qualified senior executives to manage and lead our business and motivates them to pursue and achieve our business goals. For this purpose, we have historically used a mix of compensation elements including base salary, annual cash bonuses and profit sharing or special purposes bonuses, long-term equity incentives, and benefits, to incentivize our NEOs.
2022 Business Highlights
Calendar year 2022 was a year of exceptional growth for the Company. Dream Finders’ second year as a public company concluded with full year annual records in many areas including home closings, revenues and net income. Our team of senior executives have been, and continue to be, instrumental in our strategic growth.
We achieved the following key financial and business results as of and for the year ended December 31, 2022, as compared to the year ended December 31, 2021:
•Homebuilding revenues increased 74% to $3.3 billion, a Company record, compared to $1.9 billion
•Gross margin as a percentage of homebuilding revenues increased 240 bps to 18.4% from 16.0%
•Pre-tax income increased 120% to $356 million, compared to $162 million
•Net income attributable to DFH increased 117% to $262 million, or $2.67 per basic share, compared to $121 million or $1.27 per basic share
•Home closings increased 41% to 6,878 from 4,874
•Average sales price of homes closed increased 22% to $474,292 from $389,094
•Backlog of sold homes as of December 31, 2022 was 5,548 homes valued at $2.5 billion
•Return on participating equity was 49.1% for the year ended December 31, 2022, compared to 44.3% for the year ended December 31, 2021
•Total liquidity, comprised of cash and cash equivalents, and availability under the revolving credit facility, increased to $487 million as of December 31, 2022, compared to $277 million as of December 31, 2021
Other achievements in 2022:
•Completed our integration of McGuyer Homebuilders, Inc. (“MHI”), which was acquired in October 2021, fully establishing our business in the Texas markets by the end of 2022.
•Climbed the ranks to become the nation’s 18th largest homebuilder on Professional Builder’s 2022 Housing Giants list based on 2021 revenues (up from 27th in 2021).

Our Executive Compensation Practices
Philosophy and Context of Our Executive Compensation Program
Our executive compensation program has been designed to motivate, reward, attract and retain the talent necessary to ensure our continued success as the Company evolves. The program seeks to align executive compensation with our short- and long-term objectives, business strategy, financial performance and long-term value creation for our stockholders.
In connection with our IPO, our overall executive pay strategy began to shift in early 2021 to better align with competitive market practices for a publicly traded company. In connection with this shift in our executive pay strategy:
•We increased base salaries to reflect competitive market levels, individual merit and internal parity considerations;
•We paid certain IPO-related bonuses and continue to pay long-term incentives in the form of equity awards that contain a three-year time-based vesting schedule as a retention mechanism; and
•We transitioned away from a profit-sharing model for certain executives and toward a structure that considers achievement of Company specific performance factors.
Compensation Governance Practices
In addition to these compensation practices, we are dedicated to the highest standards of good governance for our executive compensation plans, and we have established our governance framework for executive pay.

What We Do		What We Don’t Do
✔	Annual Compensation Review. The Compensation Committee conducts an annual review of compensation for our NEOs and a review of compensation-related risks.	✘	No “Single Trigger” Change of Control Arrangements. No change of control payments or benefits are triggered simply by the occurrence of a change of control.
✔
Compensation At-Risk and Performance-based. A significant portion of our NEOs compensation is subject to variable pay arrangements that are determined by the Compensation Committee in connection with our performance.
		✘	No Tax Reimbursements. We do not provide any tax reimbursements on any tax liability that our NEOs might owe.
✔	Multi-Year Vesting Requirements. Time-based restricted stock awards granted to our NEOs generally vest over three years.	✘	No Special Executive Benefit Plans. Our NEOs participate in the same company-sponsored benefit programs as our other full time, salaried employees.
✔	Rigorous Share Ownership Guidelines. We have established minimum share ownership requirements of 5x base salary for our Chief Executive Officer and 3x base salary for our other NEOs.	✘	No Hedging. We have a policy that restricts employees from hedging our securities.

Compensation Decision-making Process
Role of the Compensation Committee
Our Compensation Committee is responsible for reviewing Company and NEO performance and overseeing our executive compensation policies and programs. The Committee also determines the compensation of our executives, including our NEOs. Our Compensation Committee is guided by our charter found on our website at https://investors.dreamfindershomes.com.
Role of Management
Our Chief Executive Officer and other members of management provide information, data, analysis, updates and compensation recommendations to our Compensation Committee. In addition, our Chief Executive Officer makes recommendations to our Compensation Committee on compensation arrangements for executives (other than for himself), as well as the design of all material compensation and benefit plans.
Role of Compensation Consultant
The Compensation Committee of our Board of Directors retained an independent compensation consultant, Compensation Advisory Partners (“CAP”), to provide information, analysis and other advice relating to our executive compensation program. CAP provided the following advisory services in 2022:
•    consulting with the Chairman of the Compensation Committee between board meetings;
•    providing competitive market data for our NEO positions;
•    assisting in evaluation of the effectiveness of our overall executive compensation program; and
•    attending select Compensation Committee meetings at the Chair’s request.
CAP did not provide any services to us other than the consulting services to the Compensation Committee of the Board of Directors.
Competitive Considerations
In 2022 with the assistance of CAP, the Compensation Committee reviewed and considered the compensation levels and practices of a group of comparable homebuilding companies within a reasonable size range as compared to our company. The peer companies that our Compensation Committee considered consisted of the following:

Beazer Homes USA	Hovnarian Enterprises	Skyline Champion
Cavco Industries	LGI Homes	TRI Pointe Group
Century Communities	M.D.C Holdings
Green Brick Partners	M/I Homes
The Company removed The New Home Company from the peer group for 2022 because the peer was acquired and became privately-held in September 2021 and therefore could no longer be considered comparable for the purposes of our compensation analysis.
The purpose of the comparison was to gain an additional point of reference, but was just one of several analytic tools that were used in making compensation decisions for their overall incentive compensation package, including specified ranges for short-term incentive compensation.
Additionally, the Compensation Committee considered comparative peer data together with a number of factors, including market practices, Company and individual performance and internal parity, when making compensation decisions for 2022, without placing any particular weight on any one factor.

As described in the section “2022 Executive Compensation Program Detail”, the Compensation Committee utilized calculated targets for CEO and COO executive compensation. With respect to CFO compensation, only qualitative factors, including some of those described above, were considered for the purpose of awarding short-term and long-term incentive compensation.
2022 Executive Compensation Program Detail
We believe our executive compensation program emphasizes variable pay and promotes long-term stockholder value, but as described above, our Compensation Committee does not target a particular pay mix. Our Compensation Committee endeavors to balance pay for performance objectives with retention considerations so that, even during a temporary downturn in the economy and the homebuilding industry, the program continues to ensure that qualified, successful, performance-driven employees stay committed to increasing our long-term value. Furthermore, to attract and retain highly skilled management, our executive compensation program must remain competitive with those of comparable employers who compete with us for talent.
The following is a summary of the elements of our compensation arrangements paid to our NEOs for 2022.
Base Salary
We pay our NEOs an annual base salary to provide them with a fixed and stable level of pay that compensates them for their scope of responsibility, skill level and performance. Base salaries are generally reviewed annually and may be adjusted depending on an NEOs job responsibilities and performance, as well as taking Company growth, total pay mix and internal parity into consideration. Base salaries for 2022 were as follows:

Name	2022 ($)
Patrick O. Zalupski	1,050,000
J. Douglas Moran	650,000
L. Anabel Fernandez	500,000
Annual Short-Term Incentives
Annual short-term compensation is designed to incentivize our NEOs at a variable level of compensation based on the Company’s performance as well as the individual’s performance. For 2022, our Compensation Committee established the following annual incentive targets for our NEOs, which represents 50% of the total incentive target for each executive:

Name	2022 Target ($)
Patrick O. Zalupski	3,750,000
J. Douglas Moran	3,750,000
L. Anabel Fernandez	350,000
In 2022, the Compensation Committee established a process to evaluate performance for short-term incentives that includes a comprehensive review of Company performance, with a focus on Adjusted Pre-Tax Income, and individual NEO performance. The Compensation Committee set a 2022 Adjusted Pre-Tax income target of $300 million as the primary measure when determining annual incentives for the CEO and COO.
The Committee established a threshold level of performance at 80% of target and a maximum level of performance at 125% of target that would result in a short-term incentive payout at 50% and 140% of target bonus, respectively. Performance below 80% of target would result in a 0% payout and performance at 125% of target or higher would result in a payout of 140% of target bonus.

Between the threshold and maximum, the Committee established a range of potential payouts that would be determined based on adjusted pre-tax income results and consideration of other factors the Committee believes are important to assess overall performance. The Company achieved an Adjusted Pre-Tax Income of $345 million, which reflects 115% of target performance, and based on the formulaic-driven incentive payout range, along with the Committee’s structured discretion, the CEO and COO were each awarded a 140% cash bonus. For 2022, in addition to Adjusted Pre-Tax Income, the Compensation Committee primarily considered increased return on equity, improved debt-to-capital ratio and the successful integration of McGuyer Homebuilders, Inc. (“MHI”).
The Compensation Committee believes that it is important to retain its discretion to determine NEO compensation in the first few years as a public company in order to build stockholder value while promoting the stability and growth of the Company. This process for determining compensation provides the Compensation Committee some flexibility to make appropriate compensation decisions. The CFO’s bonus was primarily determined based on qualitative measures such as those described in the “Our Executive Compensation Practices — Competitive Considerations” section.
When determining actual Adjusted Pre-Tax Income, the Committee may decide to exclude one-time items including merger/acquisition costs, litigation expense, restructuring costs, changes in accounting, extraordinary income, etc. Based on the Committee’s review of Company and NEO performance, Messrs. Zalupski and Moran, and Ms. Fernandez, received annual cash bonuses equal to $5.3 million, $5.3 million and $0.4 million, respectively for 2022.
Long-Term Incentive—Equity Awards
In 2022 annual equity awards were a component of our compensation structure for executives in order to more effectively align the interests of executive officers and our stockholders and increase retention through ensuring long-term incentive arrangements remain in place. The value of the long-term incentive equity awards for the CEO and COO were calculated based off of the 2022 Adjusted Pre-Tax income goal of $300 million and represented 50% of the total incentive target for each executive. The value of the long-term incentive equity awards for the CFO was primarily determined based on qualitative measures such as those described in the “Our Executive Compensation Practices — Competitive Considerations” section. Equity is delivered using time-vested restricted stock units that vest ratably over three or five years.
Benefits
Our NEOs are eligible for the benefits generally available to full-time Company employees, including, without limitation: 401(k), disability, dental, vision, group sickness, accident and/or health insurance programs of the Company as well as any other fringe benefit programs that may be established by the Company. We believe many of these benefits are required to remain competitive in attracting and retaining executive talent.
We pay the premiums for key man life insurance for Mr. Zalupski and Mr. Moran, for which the Company is the beneficiary.
Our NEOs are occasionally afforded personal use of private, chartered aircrafts. To the extent a chartered aircraft is used by an executive for personal use, our policy is that we are reimbursed by the executive for such personal use. In addition, if a spouse or personal passenger accompanies an executive on a chartered aircraft for business, the executive generally reimburses such cost. Our executives generally travel on private, chartered aircrafts to corporate events and to attend and host business meetings as part of their executive duties in order to create business opportunities for the Company.

Executive Employment Agreements
In connection with our IPO, we entered into executive employment agreements in January 2021 with each of our NEOs. As of April 1, 2022 and in conjunction with Ms. Fernandez’ appointment to Chief Financial Officer, we entered into a new executive employment agreement with her. Each such agreement provides for “at-will” employment and contains customary confidentiality, invention assignment and non-competition and other restrictive covenants. In addition, such agreements provide severance benefits as described below.
Severance and Change in Control Benefits
Mr. Zalupski’s and Ms. Fernandez’s executive employment agreements provide for the payment of three months’ worth of Company-paid Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums as severance benefits in the event of an involuntary termination by us without cause.
Mr. Moran’s employment agreement provides that if we terminate Mr. Moran’s employment involuntarily without cause, he would be entitled to receive severance payments equal to 12 months’ worth of his then-current base salary as in effect at the time of such termination, plus 12 months’ worth of Company-paid COBRA premiums. If we terminate Mr. Moran’s employment involuntarily without cause within the 24-month period following a change in control of the Company, Mr. Moran would be entitled to receive severance payments equal to two years’ then-current base salary as in effect at the time of such termination, plus 24 months’ worth of Company-paid COBRA premiums.
All severance and change in control benefits are subject to execution by the executive officer of an effective general release of claims in our favor, and continued compliance with certain non-competition and other restrictive covenants.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. Following the enactment of the Tax Cuts and Jobs Act (the “TCJA”), beginning with the 2018 calendar year, this $1.0 million annual deduction limitation applies to compensation paid to any individual who serves as the chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year, and there is no longer any exception to this limitation for qualified performance-based compensation (as was the case for periods prior to 2018). Thus, in 2022 any compensation deductions for any covered employee were subject to a $1.0 million annual deduction limitation. The Compensation Committee considers the applicability of Section 162(m) of the Code in designing our compensation programs but also considers numerous factors that may in some cases lead to the payment of compensation that is not deductible as result of the application of Section 162(m) of the Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including restricted stock awards, options to purchase our equity securities, and other stock awards, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Stock Ownership Guidelines
Ownership of our common stock by our directors and executive officers is very important to align their interests with those of our stockholders. We have stock ownership guidelines requiring that our executive officers acquire and continuously hold a specified minimum level of our common stock. For our executive officers, we express these requirements as a multiple of annual base salary. The minimum stock ownership requirements by level are as follows:

Stock Ownership Guidelines
Chief Executive Officer	5X Base Salary
Chief Operating Officer and Chief Financial Officer	3X Base Salary
Upon the appointment or election of a new executive officer, such executive officer will be expected to reach full compliance with these requirements by the date that is five years after his or her appointment or election. Until the targeted ownership levels are attained, executive officers covered by this policy are required to retain at least 50% of the shares of our common stock acquired upon the vesting of share-based awards.
Compensation Risk Assessment
The Compensation Committee monitors the Company’s incentive and equity-based compensation plans for both executive and non-executive employees, and annually reviews the programs against the Company’s strategic goals, industry practices and emerging trends in order to ensure alignment with stockholder interests. As part of this evaluation, the Compensation Committee considers whether the program components encourage or otherwise promote the taking of inappropriate or unacceptable risks that could threaten the Company’s long-term value.
Based on a review by our Compensation Committee, such directors determined that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

W. Radford Lovett II (Chair)
Megha H. Parekh
Justin W. Udelhofen
The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information concerning compensation of NEOs as of December 31, 2022. Because we only have three “executive officers” as such term is defined in Rule 3b-7 of the Exchange Act, we only have three “named executive officers,” and the compensation for each is disclosed in the following table.
The amounts shown below are discussed further under “Compensation Discussion and Analysis—2022 Executive Compensation Program in Detail.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick O. Zalupski	2022	1,057,692	5,250,000	1,812,500	—	167,296	8,287,488
President, Chief Executive Officer	2021	1,220,389	2,465,625	10,684,605	—	21,045	14,391,664
and Chairman of the Board	2020	450,000	4,000,000	—	—	96,813	4,546,813
J. Douglas Moran	2022	650,000	5,250,000	1,812,500	—	10,675	7,723,175
Senior Vice President	2021	627,507	2,265,625	1,669,462	—	10,150	4,572,744
and Chief Operating Officer	2020	350,000	—	—	937,500	11,958	1,299,458
L. Anabel Fernandez	2022	469,231	350,000	700,000	—	9,692	1,528,923
Senior Vice President	2021	240,923	200,000	222,587	—	10,150	673,660
and Chief Financial Officer	2020	—	—	—	—	—	—
(1)    Based on grant date fair value of restricted stock awards and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2022.
(2)    Mr. Moran earned a profit sharing bonus for 2020 in an amount equal to 2.5% of the yearly pre-tax net profits of DFH LLC, as provided in his prior employment agreement. Such profit sharing bonus amount in 2020 was paid 50% in cash and 50% in the form of a restricted stock award with a three-year vesting schedule.
(3)    Amounts reflected within the “All Other Compensation” column for the fiscal year ended December 31, 2022 are comprised of the following amounts:

Name and Principal Position	Employer Contributions to 401(k) Plan ($)	Perquisites ($)(1)	Total ($)
Patrick O. Zalupski	10,675	156,621	167,296
J. Douglas Moran	10,675	—	10,675
L. Anabel Fernandez	9,692	—	9,692
(1)    Represents the personal benefit derived by the NEO from business travel and includes $141,148 of costs associated with the use of Company-chartered aircrafts.
Pay Ratio
We have estimated the ratio between our 2022 CEO’s total compensation and the median annual total compensation of all employees (except the chief executive officer). In searching for the median employee, we considered taxable compensation totals in 2022. We identified the “Median Employee” based on the taxable compensation of all full-time, part-time, and temporary employees employed by us on December 31, 2022. Then we calculated the Median Employee’s compensation under the Summary Compensation Table rules. Our Chief Executive Officer in 2022 had annual total compensation of $8,287,488 and our Median Employee had annual total compensation of $89,906. Therefore, we estimate that our Chief Executive Officer’s annual total compensation in 2022 is 92 times that of the median of the annual total compensation of all of our employees.

Pay Versus Performance
The table below includes information regarding the Company’s performance and the compensation actually paid (“CAP”) to our Principal Executive Officer (“PEO”) and non-PEO NEOs for the corresponding fiscal year, as calculated in accordance with the requirements of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:(4)
Fiscal Year Ended December 31,(1)	Summary Compensation Table (SCT) Total for PEO ($)(2)	CAP to PEO ($)(3)	Average SCT Total for Non-PEO NEOs ($)(2)	Average CAP to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income (in thousands) ($)(6)	Adjusted Pre-Tax Income (in thousands) ($)(7)
2022	8,287,488	3,789,895	4,626,049	3,687,962	42	106	274,297	345,172
2021	14,391,664	12,683,973	2,210,117	2,077,460	93	136	134,594	168,998
2020	4,546,813	4,546,813	1,131,157	1,131,157	*	*	*	*
*As the Company was privately held during this period, such data has not been included.
(1) Mr. Zalupski has served as the PEO for the entirety of 2022, 2021 and 2020 and our non-PEO NEOs for the applicable years were as follows:
2022: J. Douglas Moran, L. Anabel Fernandez
2021: J. Douglas Moran, Rick A. Moyer (Former Senior Vice President and Chief Financial Officer through September 30, 2021), L. Anabel Fernandez (effective October 6, 2021)
2020: J. Douglas Moran, Rick A. Moyer
(2) Amounts reported in these columns represent the total compensation reported in the Summary Compensation Table (“SCT”) for the corresponding year in the case of the PEO and the average total compensation reported in the SCT for the non-PEO NEOs for the corresponding year.
(3) To calculate CAP, adjustments were made to the amounts reported in the SCT for the corresponding year. A reconciliation of the adjustments for the PEO and for the non-PEO NEOs is set forth below.
(4) Assumes $100 invested on January 21, 2021, the date of our initial public offering, in our Class A common stock. Historic performance of the stock price of our Class A common stock is not necessarily indicative of future performance.
(5) The Total Shareholder Return (“TSR”) Peer Group consists of the Standard and Poor’s Homebuilders Select Industry Index, an independently prepared index that includes companies in the homebuilding industry.
(6) Net income calculated in accordance with U.S. generally accepted accounting principles for each year indicated.
(7) When determining actual adjusted pre-tax income, the Committee may decide to exclude one-time items including merger/acquisition costs, litigation expense, restructuring costs, changes in accounting, extraordinary income, etc. The Compensation Committee determined that adjusted pre-tax income continues to be a prominent metric of the Company’s performance and, as discussed in the Compensation

Discussion and Analysis (“CD&A”), for 2022, was a component of the Company’s annual incentive guidance. Although we utilize numerous financial and other performance measures to link Company performance with compensation actually paid to our NEOs, we believe that adjusted pre-tax income represents the most important performance measure used to link Company performance to compensation actually paid to our NEOs.

Reconciliation of CAP Adjustments

Year	Summary Compensation Table Total ($)(1)	Less, Grant Date Fair Value of Stock Awards Granted During Year ($)(2)	Plus, Year-End Fair Value of Outstanding and Unvested Stock Awards Granted During Year ($)(3)	Less, Change in Fair Value of Prior Year Stock Awards Outstanding And Unvested ($)(4)	Plus, Vest Date Fair Value of Stock Awards Granted and Vested in Year ($)(5)	Less, Change in Fair Value of Prior Year Stock Awards that Vested During Year ($)(6)	Less, Prior Year Fair Value of Prior Year Stock Awards that Failed to Vest During Year ($)(7)	Equals CAP ($)
PEO
2022	8,287,488	(1,812,500)	919,519	(3,319,997)	—	(284,615)	—	3,789,895
2021	14,391,664	(10,684,605)	8,976,914	—	—	—	—	12,683,973
2020	4,546,813	—	—	—	—	—	—	4,546,813
Average of Non-PEO NEOs
2022	4,626,049	(1,256,250)	637,320	(293,957)	—	(25,200)	—	3,687,962
2021	2,210,117	(927,481)	794,824	—	—	—	—	2,077,460
2020	1,131,157	—	—	—	—	—	—	1,131,157
(1) Total compensation included in the Summary Compensation Table for the corresponding year. With respect to the other NEOs, amounts shown represent averages.
(2) Grant date fair value of the stock awards granted during the corresponding year.
(3) Fair value as of the corresponding year-end of the outstanding and unvested stock awards granted during such year.
(4) Change in fair value during the corresponding year of each stock award that was granted in a prior year and that remained outstanding and unvested as of the last day of the corresponding year, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(5) Fair value at vesting of the stock awards that were granted and vested during the corresponding year.
(6) Change in fair value, measured from the prior year-end to the vesting date, of each stock award that was granted in a prior year and which vested during the corresponding year.
(7) Fair value as of the last day of the prior year of the stock awards that were granted in a prior year and which failed to meet the applicable vesting conditions in the corresponding year.
(8) See footnote 1 in the first pay versus performance table above for the NEOs included in the average for each year.
Relationship Between Pay and Performance
For the average of the Non-PEO NEOs (“Average NEOs”), we believe CAP in each of the years analyzed and over the cumulative period are indicative of the Compensation Committee’s focus on the alignment of pay and performance. Average NEOs CAP increased from 2021 to 2022, primarily due to the increase in adjusted pre-tax income. Adjusted pre-tax income is a key factor in determining short-term and long-term incentive compensation, as explained in the Compensation Discussion and Analysis above. The downward trend of PEO CAP is primarily due to a one time special bonus awarded in 2021 to the PEO in consideration of the substantial contribution leading to the successful completion of the Company’s initial public offering. The following graphs illustrate the relationship between CAP to our PEO and Average NEOs and our TSR, net income (in thousands) and adjusted pre-tax income (in thousands), respectively, as well as our TSR versus the TSR of the TSR Peer Group.
For the relationship between Company TSR versus TSR of the Peer Group, January 21, 2021 has been used as the beginning period, the date of the Company’s initial public offering.

CAP and TSR
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$-
2021
2022
PEO CAP
Average NEOs CAP
DFH TSR

CAP and Net Income
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2021
2022
PEO CAP
Average NEOs CAP
Net Income

CAP and Adjusted Pre-Tax Income
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2021
2022
PEO CAP
Average NEOs CAP
Adjusted Pre-Tax Income

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The financial and other performance measures listed below are the metrics the Compensation Committee deems as the most important measures used by the Company to determine compensation. Refer to the CD&A for a further explanation of the Company’s executive compensation program:
•Adjusted Pre-Tax Income
•Return on Equity
•Debt-to-Capital Ratio
•MHI Integration
Grants of Plan-Based Awards During 2022
The following table sets forth information with respect to plan-based awards made to NEOs during the year ended December 31, 2022 granted under our 2021 Equity Incentive Plan:

Name	Type	Grant Date	All Other Stock Awards ($)	Grant Date Fair Value of Stock Awards ($) (1)
Patrick O. Zalupski	Restricted stock	4/1/2022	—	1,812,500
J. Douglas Moran	Restricted stock	4/1/2022	—	1,812,500
L. Anabel Fernandez	Restricted stock	4/1/2022	—	700,000
(1)    Based on grant date fair value of restricted stock awards and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements for the fiscal year ended December 31, 2022

Outstanding Equity Awards at December 31, 2022

	Stock Awards
Name	Number of shares that have not vested (#)(1)	Value of shares that have not vested ($)(2)
Patrick O. Zalupski	413,872	3,584,132
J. Douglas Moran	154,257	1,335,866
L. Anabel Fernandez	47,417	410,631
(1)    Restricted stock awards as of December 31, 2022, which were granted under the 2021 Equity Incentive Plan in connection with our IPO in January 2021 and 2022 deferred compensation.
(2)    Market value of unvested restricted stock awards is based on a closing price of $8.66 for a share of our common stock on the New York Stock Exchange on December 30, 2022.
Options Exercised and Stock Vested in 2022
The following table sets forth information about restricted stock vesting for our NEOs in 2022. Our NEOs do not have any options outstanding and did not exercise any options in 2022 as the Company has not awarded stock options to date.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value of shares realized on vesting ($)(1)
Patrick O. Zalupski	153,846	2,707,690
J. Douglas Moran	24,038	423,069
L. Anabel Fernandez	3,205	56,408
(1)    The amounts in this column represent the aggregate market value of the shares of common stock acquired upon vesting based on the closing price on the applicable vesting date or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.
Nonqualified Deferred Compensation
The following table sets forth information with respect to the deferred portions of Mr. Moran’s profit sharing bonus during the year ended December 31, 2022. Such deferred amounts do not earn interest.

Name	Executive contributions in last fiscal year ($)(1)	Aggregate withdrawals/ distributions ($)(2)	Aggregate balance at last fiscal year end ($)(3)
J. Douglas Moran	—	101,546	—
(1)    For the year ended December 31, 2022, Mr. Moran’s bonus was based on an incentive structure comprised of a cash bonus and equity awards in line with the other NEOs. The cash portion is included in the Summary Compensation Table under the heading “Non-equity Incentive Plan Compensation” and the equity award portion is included in “Long Term Incentive Plan Compensation.”
(2)    Represents deferred amounts paid to Mr. Moran in 2022 attributable to his 2019 profit sharing bonuses.
(3)    As of the year ended December 31, 2022, there were no remaining deferred amounts attributable to Mr. Moran’s previous profit sharing bonus plans.
Potential Payments Upon Termination or Change in Control

The following table quantifies the amount of cash payments and the value of any equity acceleration and other benefits NEOs would have received in connection with certain terminations of employment or in connection with a change in control of DFH, Inc. as if such event had occurred on December 31, 2022. Additional information regarding the prior and current employment agreements for NEOs and our 2021 Equity Incentive Plan is contained in our Compensation Discussion and Analysis under the headings “Executive Employment Agreements” and “Long-Term Incentive—Equity Awards.”
The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. Generally, in the event of a termination for “cause” or a resignation for any reason, NEOs are entitled only to earned but unpaid salary, vested benefits under applicable benefit plans and reimbursement of business expenses.
The amounts shown in the table below assume that all applicable contingencies, such as execution of a release of claims and continuing compliance with any restrictive covenants, as applicable, will be satisfied.

Name	Event	Salary ($)	Bonus ($)	Health/Welfare Benefits ($)	Other Benefits ($)	Equity Acceleration ($)	Total ($)
L. Anabel Fernandez(1)	Involuntary Termination	—	—	2,683	—	—	2,683
J. Douglas Moran(2)	Involuntary Termination	650,000	—	22,980	—	—	672,980
	Change in Control	1,300,000	—	45,961	—	—	1,345,961
Patrick O. Zalupski(1)	Involuntary Termination	—	—	3,742	—	—	3,742
(1)    In the event either Mr. Zalupski or Ms. Fernandez are terminated by the Company without Cause (as defined in their respective employment agreements), they would receive the payment of three months’ worth of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums as severance.
(2)    Mr. Moran’s employment agreement provides that if we terminate Mr. Moran’s employment involuntarily without cause, he would be entitled to receive severance payments equal to 12 months’ worth of his then-current base salary as in effect at the time of such termination, plus 12 months’ worth of company-paid COBRA premiums. If we terminate Mr. Moran’s employment involuntarily without cause within the 24-month period following a change in control of the Company, Mr. Moran would be entitled to receive severance payments equal to two years’ then-current base salary as in effect at the time of such termination, plus 24 months’ worth of company-paid COBRA premiums.

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations for Director for the 2024 Annual Meeting of Stockholders
Stockholder proposals intended for inclusion in next year’s proxy materials related to the 2024 Annual Meeting pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices on or before December 8, 2023, or, if the date of the 2024 Annual Meeting has been changed by more than 30 days from the date of the anniversary of the 2023 Annual Meeting (i.e., May 22, 2024), then the deadline is a reasonable time before the Company begins to print and send its proxy materials related to the 2024 Annual Meeting. Stockholder proposals received after December 8, 2023 will be considered untimely under Rule 14a-8.
Stockholder proposals intended to be presented at the 2024 Annual Meeting must be submitted in accordance with the specific procedures and requirements set forth in Article II, Section 2 of our Bylaws, and any director nominations must be submitted in accordance with the specific procedures and requirements also set forth in Article II, Section 2 of our Bylaws. These procedures require that any nominations or proposals must be delivered to, or mailed and received at, the Company’s principal executive offices no earlier than January 23, 2024 and no later than February 22, 2024 in order to be considered.
In the event the date of the 2024 Annual Meeting is more than 30 days before or after May 22, 2024, any nominations or proposals must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than the 120th day before the date of the 2024 Annual Meeting and not later than the 90th day prior to the 2024 Annual Meeting or the close of business on the 10th day following the day on which the first public disclosure of the date of the 2024 Annual Meeting was made.
As allowed under the rules of the Exchange Act, the persons named in the proxy for the 2024 Annual Meeting may use discretionary authority to vote with respect to any proposal not included in the Company’s proxy materials that is presented by a stockholder in person at the 2024 Annual Meeting if the stockholder making the proposal has not given timely notice of the proposal to the Company.
Householding
    The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to provide notice to an address shared by two or more stockholders by delivering a single notice to those stockholders. This procedure is referred to as “householding.” We do not household our Notice of Internet Availability with respect to our stockholders of record. However, if you hold your shares in street name, your intermediary, such as a broker or bank, may rely on householding and you may receive a single notice if you share an address with another stockholder.
    Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability, or if you are receiving multiple copies of the Notice of Internet Availability and wish to receive only one, please notify your broker. Stockholders who currently receive multiple Notices of Internet Availability at their address and would like to request “householding” of their communication should contact their broker.
Other Matters
We do not know of any matters other than those stated above that are to be brought before the Annual Meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.
Obtaining Copies of the Company’s 2022 Annual Report
STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE 2022 ANNUAL REPORT BY SENDING A WRITTEN REQUEST FOR THE 2022 ANNUAL REPORT TO INVESTOR RELATIONS, DREAM FINDERS HOMES, INC., 14701 PHILIPS HIGHWAY, SUITE 300, JACKSONVILLE, FLORIDA 32256.
By Order of the Board of Directors
Dream Finders Homes, Inc.
Jacksonville, Florida
April 11, 2023

DREAM FINDERS HOMES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06505-P90811 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DREAM FINDERS HOMES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Patrick O. Zalupski	☐	☐	☐
1b. W. Radford Lovett II	☐	☐	☐
1c. Megha H. Parekh	☐	☐	☐
1d. Justin W. Udelhofen	☐	☐	☐
1e. Leonard M. Sturm	☐	☐	☐
1f. William W. Weatherford	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. Approval of an advisory resolution approving executive compensation for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date